UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of Earliest Event Reported) September 12, 2003

TELETOUCH COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

110 N. College, Suite 200, Tyler, Texas 75702

(Address of principal executive offices and zip code)

(903) 595-8800

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed from last report)

Item 4.	Changes in Registrant’s Certifying Accountant

On September 18, 2003, Teletouch Communications, Inc., a Delaware corporation (the “Company”), approved the engagement of the public accounting firm of BDO Seidman LLP (“BDO”) as the Company’s new independent accountants, effective immediately. BDO will audit and report on the Company’s consolidated balance sheet as of May 31, 2004 and the consolidated statement of operations, shareholders’ equity and cash flows for the same fiscal period. BDO will also perform a review of the unaudited condensed quarterly financial statements to be included in the Company’ quarterly reports on Form 10-Q which review will include financial quarters in the fiscal year ending May 31, 2004. The retention of BDO as the Company’s new independent accountants was approved by the Audit Committee.

During the Company’s two most recent fiscal years or any subsequent interim period, the Company has not engaged BDO as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company and on whom the principal accountant is expected to express reliance in its report. Nor has the Company or someone on its behalf consulted BDO regarding (i) either: the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant’s financial statements, and either a written report was provided to the Company or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in Item 304(a)(1)(v)), during the Company’s two most recent fiscal years or any subsequent interim period.

Ernst & Young LLP (“E&Y”) was previously the independent accountants for the Company. In July 2003, the Company decided to solicit proposals from other accounting firms to perform independent accounting services for the Company in the 2004 fiscal year and invited E&Y to submit its proposal. E&Y declined to submit such proposal for the Company’s consideration, and on September 12, 2003, forwarded a letter to the Company indicating “. . . that the client-auditor relationship has ceased.” A copy of E&Y’s letter is attached to this Current report as Exhibit 99.1. The E&Y audit reports on the consolidated financial statements of the Company and subsidiaries as of and for the years ended May 31, 2003 and 2002, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. Further, in connection with the audits of the two fiscal years ended May 31, 2003 and 2002, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. Additionally, in connection with the audits of the two fiscal years ended May 31, 2003 and 2002, there were no reportable events (as defined in Item 304(a)(1)(v)).

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The Company has provided E&Y with a copy of this Current Report on Form 8-K and has requested that E&Y furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter from E&Y is filed as Exhibit 16.1 hereto.

Item 7.	Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from E&Y dated September 18, 2003.
99.1	Letter from E&Y dated September 12, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	September 18, 2003	By:	/s/ J. KERNAN CROTTY
		Name:	J. Kernan Crotty
		Title:	Chief Financial Officer and President

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